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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ____________________


                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                                 JUNE 30, 1997
                       (DATE OF EARLIEST EVENT REPORTED)


                          VESTA INSURANCE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


      1-12338                                              63-1097283
(COMMISSION FILE NO.)                          (IRS EMPLOYER IDENTIFICATION NO.)

3760 RIVER RUN DRIVE                                          35243
BIRMINGHAM, ALABAMA                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL
 EXECUTIVE OFFICES)


                                 (205)970-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Item 2.  Acquisition and Disposition of Assets.
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     On June 30, 1997, Vesta Insurance Group, Inc., a Delaware corporation
("Vesta"), acquired 100% of the issued and outstanding capital stock of Anthem Casualty Insurance Company, an Indiana corporation ("ACIC") and 100% of the issued and outstanding capital stock of The Shelby Insurance Company, an Ohio corporation ("Shelby"), from Anthem Casualty Insurance Group, Inc. ("Seller") pursuant to that certain Stock Purchase Agreement, dated as of April 23, 1997, by and between Anthem Insurance Companies, Inc. ("Anthem"), Seller and Vesta (the "Agreement"). ACIC owns all of the issued and outstanding voting securities of Mound Agency, Inc., an Illinois corporation ("Mound"), and Mound Agency of Ohio, Inc., an Ohio corporation ("Mound of Ohio"). Shelby owns 100% of the issued and outstanding capital stock of Affirmative Insurance Company ("Affirmative"), Insura Property and Casualty Insurance Company ("Insura"), and Shelby Financial Corporation ("SFC"), each an Ohio corporation. Pursuant to the terms of the Agreement, Vesta paid $238,750,000 to the Seller in cash at the closing, which is subject to certain post-closing adjustments as provided in the Agreement.

     ACIC and Shelby are regional property/casualty insurers based in Shelby, Ohio, with approximately $275 million in annualized premium and approximately $214 million in GAAP equity, collectively. ACIC and Shelby market their insurance products through approximately 1,500 independent agencies, located in the mid-west and mid-atlantic states. The majority of the business acquired consists of auto insurance and homeowners insurance in small towns and suburbs. The remainder of such business consists primarily of small and medium sized commercial accounts.

     Anthem and Seller retained Credit Suisse First Boston ("CS First Boston") to assist in the sale of the insurance business conducted by Seller. CS First Boston solicited the interests of numerous potential purchasers and received indications of interest from a number of these potential purchasers. After completing the bid process and receiving several offers, Vesta's offer to purchase the stock of the Seller for $238,750,000 was accepted, subject to certain adjustments and to the negotiation and execution of a definitive purchase agreement. The purchase price was determined based upon a number of factors, including, but not limited to, projected net earnings and other financial modeling applications. To date, there has been no allocation of the purchase price between ACIC and Shelby. Vesta retained Donaldson Lufkin and Jenrette Securities Corporation as its financial advisor to assist in valuing the transaction and to determine that the purchase price was fair, from a financial point of view, to Vesta.

     Vesta paid approximately $90,000,000 of the purchase price at closing with available cash on hand, funding the remaining approximately $148,000,000 at closing with amounts borrowed under an existing unsecured $200,000,000 line of credit with a group of participating commercial banks led by First Union National Bank of North Carolina. Of the $148,000,000 borrowed to pay the purchase price at closing, $88,000,000 to $98,000,000 was structured as interim financing for purposes of the closing and is expected to be repaid within ninety
(90) days of the closing from internally generated funds. The remaining $50,000,000 to $60,000,000 of indebtedness will be repaid in accordance with the terms of the line of credit out of Vesta's cash flow.

     Vesta's principal insurance subsidiary, Vesta Fire Insurance Corporation, is a subscribing reinsurer of ACIC pursuant to a catastrophe excess of loss reinsurance contract effective January 1, 1997. Otherwise, there were no material relationships between the Seller or any of its affiliates and Vesta or any of its affiliates, directors or officers, or any associate of any such director or officer.

Item 7.  Financial Statements and Exhibits.
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     (a)  Financial Statements of Business Acquired.

          Financial statements of ACIC and Shelby required by this item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report on Form

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          8-K as soon as they are available, but in no event later than sixty
          (60) days after the date of this initial report.

     (b)  Pro Forma Financial Information.

          Pro forma financial information of ACIC and Shelby required by this item are not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K as soon as they are available, but in no event later than sixty (60) days after the date of this initial report.

     (c)  Exhibits.

          2.1 Stock Purchase Agreement, dated April 23, 1997, by and between Anthem Insurance Companies, Inc., Anthem Casualty Insurance Group, Inc. and Vesta Insurance Group, Inc. Disclosure schedules to the Agreement are not included with this exhibit. Vesta agrees to furnish supplementally a copy of such schedules to the Commission upon request.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of July 14, 1997

                                    VESTA INSURANCE GROUP, INC.



                                    By  /s/ Donald W. Thornton
                                      -----------------------------------------

                                        Its: Senior Vice President - General
                                             Counsel and Secretary

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